Exhibit 23.1

PARKER RANDALL CF (H.K.) CPA LIMITED
Room 201, 2/F., Two Grand Tower, 625 Nathan Road, Kowloon.
Tel :35763455        Fax :26251263

To:	Richard I Anslow Attorney at Law Anslow & Jaclin LLP 195 Route 9 South Manalapan NJ 07726	October 12, 2010

Dear Anslow,

We consent to the use of the audit reports of China Green Inc. (the "Company") and Subsidiaries for the year ended 2010/6/30 dated October 7, 2010, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the S-I registration statement on Amendment No. 3.

Best regards,

/s/ Parker Randall CF (H.K.) CPA Limited

Parker Randall CF (H.K.) CPA Limited